UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2024

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd.,
5th Floor, Los Angeles, California 90067
(Address of Principal Executive Offices) (Zip Code)

310-553-8871

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On December 5, 2024, Houlihan Lokey, Inc. (the “Company”) closed its previously announced acquisition (the “Acquisition”) of all of the interests of Waller Helms Advisors LLC, an Illinois limited liability company. In connection with the closing of the Acquisition, as partial consideration for the Acquisition, the Company issued to the sellers an aggregate of 635,834 shares (the “Closing Shares”) of the Company’s Class B common stock, par value $0.001 per share (“Class B common stock”), consisting of (i) 386,428 shares of Class B common stock that are fully vested and (ii) 249,406 shares of Class B common stock that are subject to certain repurchase rights in favor of the Company.

Based upon the achievement of certain post-closing revenue performance measures over four measurement periods following the closing of the Acquisition, the Company has agreed to issue additional fully-vested shares of Class B common stock with a maximum aggregate value of up to approximately $60.0 million (the “Earn-Out Shares”), in each case, to be calculated using the trailing 10-day average closing price for the Company’s Class A common stock, $0.001 par value per share ( “Class A common stock”), immediately prior to the last date of the applicable measurement period.

The issuance of the Closing Shares to the sellers in connection with the Acquisition was, and the issuances of the Earn-Out Shares will be, made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act, as transactions not involving a public offering. The Company has entered into a registration rights agreement with the sellers, pursuant to which the Company has agreed to use commercially reasonable efforts to register for resale under the Securities Act the Class A common stock into which the Closing Shares and Earn-Out Shares are convertible.

Item 8.01.	Other Events.

On December 9, 2024, the Company filed with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the possible resale of up to 715,659 shares of the Company’s Class A common stock issuable upon conversion of an equal number of shares of the Company’s Class B common stock issued or issuable to the selling stockholders in connection with the Acquisition. The 715,659 shares of Class A common stock consist of (i) 635,834 shares of Class A common stock issuable upon conversion of the Closing Shares issued to the selling stockholders and (ii) up to 79,825 shares of Class A common stock issuable upon conversion of a like number of Earn-Out Shares issuable to the selling stockholders upon the attainment of certain post-closing performance targets. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Latham & Watkins LLP, regarding certain Delaware law issues concerning the shares of Class A common stock that may be offered and sold pursuant to the prospectus supplement and the accompanying prospectus.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2024	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
	Name:	J. Lindsey Alley
	Position:	Chief Financial Officer